State of Delaware
Secretary of State
Division of Corporations
Delivered 11:26 AM 02/12/2018
FILED 11:26 AM 02/12/2018
SR 20180907314 - File Number 6752255

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is SPRiZZi-Bev-Co, Inc.
- **Second:** Its registered office in the State of Delaware is to be located at 251 Little Falls Drive Street, in the City of Wilmington County of New Castle Zip Code 19808. The registered agent in charge thereof is The Company Corporation.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 5,000,000 shares (number of authorized shares) with a par value of $0.0001 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name The Company Corporation
  Mailing Address 251 Little Falls Drive
  Wilmington, DE Zip Code 19808
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 10th day of February, A.D. 20 18.

The Company Corporation, Incorporator

BY: /s/ Margaret Rosado, Assistant Secretary
(Incorporator)

NAME: Margaret Rosado
(type or print)

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SPRIZZI-BEV-CO, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF FEBRUARY, A.D. 2018, AT 1:35 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6752255 8100
SR# 20180991126

Authentication: 202159578
Date: 02-15-18

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

SPRIZZI-BEV-CO, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "fourth" so that, as amended, said Article shall be and read as follows:

FOURTH: The amount of the total stock of this corporation is authorized to issue is 50,000,000 shares with a par value of $0.0001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 13th day of February, 2018.

By: /s/ Michael Breault
Authorized Officer

Title: Vice President

Name: Michael Breault
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:35 PM 02/14/2018
FILED 01:35 PM 02/14/2018
SR 20180991126 - File Number 6752255